UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 19, 2021

 ELECTRONIC ARTS INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-17948	94-2838567
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

209 Redwood Shores Parkway,	Redwood City,	California	94065-1175
(Address of Principal Executive Offices)			(Zip Code)

(650)	628-1500
(Registrant’s Telephone Number, Including Area Code)

Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value	EA	NASDAQ Global Select Market

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Retirement

On May 20, 2021, Lawrence F. Probst III, Chairman of the Board of Directors (the “Board”) of Electronic Arts Inc. (“EA” or the “Company”) notified the Board that he will not stand for re-election at the Company’s 2021 Annual Meeting of Stockholders (the “Annual Meeting”). Mr. Probst’s decision to not stand for re-election was not the result of any disagreement with management or the Board. Mr. Probst has served as a member of the Board since 1991 and as Chairman since 1994. Effective at the Annual Meeting, the size of the Board will be reduced from nine members to eight members while the Board engages in succession planning.

Appointment of Board Chairman

In connection with Mr. Probst’s decision to not stand for re-election, the Board appointed Mr. Andrew Wilson, EA’s Chief Executive Officer and a member of the Board since 2013, as Chairman of the Board, effective upon the Annual Meeting and subject to Mr. Wilson’s re-election to the Board at the Annual Meeting. Mr. Luis Ubiñas, the Company’s Lead Independent Director since 2015, will continue as the Company’s Lead Independent Director for an additional two-year term, ending with the Company’s 2023 annual meeting of stockholders, subject to Mr. Ubiñas’ re-election to the Board.

More information regarding Mr. Probst’s retirement and Mr. Wilson’s appointment can be found in a CEO letter posted to EA's website at www.ea.com/news. A copy of the CEO letter is attached hereto as Exhibit 99.1.

Amendments to Executive Bonus Plan

On May 19, 2021, the Compensation Committee (the “Committee”) of the Board of the Company amended the Electronic Arts Inc. Executive Bonus Plan (the “Executive Bonus Plan”) to update certain provisions relating to Section 162(m) of the Internal Revenue Code, as amended. Specifically, the Committee amended the Executive Bonus Plan to: (1) reduce the maximum bonus payable under the Executive Bonus Plan to 200% of the target bonus from 300% of the target bonus and to eliminate the $5,000,000 annual bonus cap, (2) expand the list of performance goals that may be selected by the Committee to include any objective measure specified by the Committee in its discretion, and (3) permit adjustments to the bonus formula for individual performance considerations. All other material terms of the Executive Bonus Plan remain unchanged.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Executive Bonus Plan, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Approval of Performance-Based Restricted Stock Unit Awards

On May 19, 2021, the Committee approved the terms of the performance-based restricted stock units (“PRSUs”) to be granted in fiscal year 2022 to certain eligible employees at the level of executive vice-president or higher who are subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The PRSUs are expected to be granted on June 16, 2021 and will be subject to the terms of the Electronic Arts Inc. 2019 Equity Incentive Plan (the “2019 Plan”) and the terms set forth in the applicable PRSU award agreement. The PRSUs have terms that are substantially consistent with the terms of the PRSUs granted in fiscal year 2021, other than as described below.

For fiscal year 2022, two new performance metrics have been added to the PRSUs, net bookings and operating income. As a result, one-third of the target number of PRSUs the (“TSR PRSUs”) will be eligible to vest based on the Company’s total shareholder return relative to the performance of those companies in the NASDAQ-100 Index (the “NASDAQ-100”). The TSR for the Company and the NASDAQ-100 will be measured over a three year performance period covering fiscal years 2022 through 2024 and will be calculated using a 90-day trailing average of the closing stock prices of the NASDAQ-100 at the end of the performance period compared to the average closing stock prices of the NASDAQ-100 for the 90 days preceding the commencement of the performance period. The actual number of TSR PRSUs that will vest will be determined by the Committee based on the relative TSR for the performance period and will range from 0% to 200% of the target amount of TSR PRSUs. In order to vest in 100% of the target number of TSR PRSUs, the Company’s TSR must be at the 55th percentile of the TSR of the NASDAQ-100 and in order to vest in 200% of the target number of TSR PRSUs, the Company’s TSR must be at the 90th percentile of the TSR of the NASDAQ-100. No TSR PRSUs will vest if the Company’s TSR is less than the 25th percentile of the TSR of the NASDAQ-100.

One-third of the target number of PRSUs will be eligible to vest based on the Company’s net bookings (“Net Bookings PRSUs”) and the final one-third of the target number of PRSUs will be eligible to vest based on the Company’s operating income (“Operating Income PRSUs”). Net bookings and operating income will be measured in each of fiscal year 2022, fiscal year 2023, and fiscal year 2024 (each, a “Measurement Period”) and the number of Net Bookings PRSUs and Operating Income PRSUs that will vest for each Measurement Period will be determined by the Committee and will range from 0% to 200% of the target amount of Net Bookings PRSUs and Operating Income PRSUs, respectively, depending on performance with respect to the relevant performance metric.

In order to vest in 100% of the target number of Net Bookings PRSUs for the relevant Measurement Period, the Company’s Net Bookings must be at 100% of the net bookings forecast in the Company’s Board-approved financial plan (the “Financial Plan”) and in order to vest in 200% of the target number of Net Bookings PRSUs, the Company’s net bookings must be at least 110% of the net bookings forecast in the Financial Plan. No Net Bookings PRSUs will vest if the Company’s net bookings are less than 90% of the Net Bookings forecast in the Financial Plan.

In order to vest in 100% of the target number of Operating Income PRSUs for the relevant Measurement Period, the Company’s operating income must be at 100% of the operating income forecast in the Financial Plan and in order to vest in 200% of the target number of Operating Income PRSUs, the Company’s operating income must be at least 112% of the operating income forecast in the Financial Plan. No Operating Income PRSUs will vest if the Company’s operating income is less than 88% of the operating income forecast in the Financial Plan.

Subject to certain exceptions, recipients of PRSUs must be employed by the Company at the end of the three-year performance period for earned PRSUs to vest (the “Vest Date”). In the event of a change in control of the Company (as defined in the 2019 Plan) prior to the Vest Date, recipients will vest on the Vest Date in a number of PRSUs based on: (1) if the change in control occurs in fiscal year 2022, assumed performance at target and (2) in the event of a change in control on or after completion of the first Measurement Period: (x) with respect to the Relative TSR performance metric, actual performance through the last business day preceding the change in control, and (y) with respect to the net bookings and operating income performance metrics, actual performance for all completed Measurement Periods and assumed performance at target for each remaining Measurement Period. The vesting of the PRSUs may be accelerated to the earlier of: (a) the date on which, during the time period beginning on the change of control and ending on the 18-month anniversary of the change in control, the recipient’s employment is terminated by the Company without cause or by the recipient for good reason (each as defined in the Electronic Arts Inc. Change in Control Plan, as amended from time to time); or (b) as of the change in control if, during the three months immediately preceding the change of control, the recipient’s employment is terminated by the Company without cause or by the recipient for good reason, and such termination is made in connection with the change in control, as determined by the Committee in its sole discretion.

The foregoing description of the PRSUs does not purport to be complete and is qualified in its entirety by reference to the form of PRSU award agreement, a copy of which is filed as Exhibit 10.2 hereto and is incorporated by reference.

Item 7.01    Regulation FD Disclosure.

As part of its ongoing stockholder engagement efforts, the Company is meeting with its largest investors. The slides to be used during these stockholder engagement meetings are being furnished with this Current Report on Form
8-K as Exhibit 99.2 and are incorporated herein by reference.

The information provided in this Item 7.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, unless the registrant specifically states that the information is to be considered “filed” under the Exchange Act, nor shall it be incorporated by reference in any filing made by the Company pursuant to the Exchange Act or the Securities Act, other than to the extent that such filing incorporates by reference any or all of such information by express reference thereto.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Electronic Arts Inc. Executive Bonus Plan*
10.2	Form of Performance Based-Restricted Stock Unit Agreement*
99.1	CEO Letter from www.ea.com/news dated May 25, 2021
99.2	Stockholder Outreach Slides
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
*Management Contract or compensatory plan or arrangement

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Electronic Arts Inc. Executive Bonus Plan*
10.2	Form of Performance-Based Restricted Stock Unit Agreement*
99.1	CEO Letter from www.ea.com/news dated May 25, 2021
99.2	Stockholder Outreach Slides
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
*Management Contract or compensatory plan or arrangement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRONIC ARTS INC.

Dated:	May 25, 2021	By:	/s/ Jacob J. Schatz
Jacob J. Schatz
Executive Vice President, General Counsel and Corporate Secretary